Exhibit 99.2

UNITED STATES OF AMERICA

Before the

OFFICE OF THRIFT SUPERVISION

)
In the Matter of	)	Order No.: SE-08-08
)
)
Federal Trust Bank	)	Effective Date: May 12, 2008
)
Sanford, Florida	)
OTS Docket No. 08484)
)

ORDER TO CEASE AND DESIST

WHEREAS, Federal Trust Bank, Sanford, Florida, OTS Docket No. 08484 (Savings Association), by and through its board of directors (Board) has executed a Stipulation and Consent to the Issuance of an Order to Cease and Desist (Stipulation); and

WHEREAS, Savings Association, by executing the Stipulation, has consented to the issuance of this Order to Cease and Desist (Order) by the Office of Thrift Supervision (OTS) pursuant to 12 U.S.C. § 1818(b); and

WHEREAS, pursuant to delegated authority, the OTS Regional Director for the Southeast Region (Regional Director), is authorized to issue consent orders on behalf of OTS where a savings association has consented to the issuance of the order.

NOW, THEREFORE, IT IS ORDERED that:

Order to Cease and Desist.

1. The Savings Association and its directors, officers, employees, and agents shall cease and desist from any action (alone or with another or others) for or toward causing, bringing about, participating in, counseling or the aiding and abetting of any violation of;

a. The OTS regulations regarding real estate lending standards set forth in 12 C.F.R. § 560.101;

b. 12 C.F.R. § 560.93 (Loans to One Borrower);

c. 12 C.F.R. § 560.160 (Asset Classification); and

d. 12 C.F.R. § 560.170 (Records for Lending Transactions).

Growth.

2. Effective immediately, the Savings Association shall comply with the requirements and provisions of OTS Regulatory Bulletin (RE) 3b. Without the prior written approval of the Regional Director, the Savings Association shall not increase its total assets during any quarter, beginning with the quarter ending June 30, 2008, in excess of an amount equal to net interest credited on deposit liabilities during the quarter. The growth restrictions imposed by this Paragraph shall remain in effect until OTS review and approval of the Savings Association’s Business Plan under Paragraph 4 of this Order. Following approval of the aforementioned Business Plan, any future growth in assets must strictly comply with the growth provisions approved in the Business Plan.

Lending.

3. Effective immediately, the Savings Association shall not increase the current level of construction loans) acquisition and development loans, nonresidential permanent mortgage loans, land loans, or any of the loans discussed in the Concentrations section1 of the Savings Association)s September 17,2007 OTS Examination (2007 Examination), above the balances

[1]	See pages 94 through 97 of the 2007 Examination.

reported as of December 31,2007 without the prior written approval of the Regional Director. These lending limitations shall remain in effect until the OTS review and approval of the Savings Association’s Business Plan under Paragraph 4 of this Order. Following approval of the aforementioned Business Plan, the Savings Association must strictly comply with the loan level limitations approved in the Business Plan. The Board shall require the Savings Association’s Senior Executive Officers2 (Management) to prepare and submit for Board review, written quarterly reports demonstrating the Savings Association’s compliance with the lending limitations established in this Paragraph and, following its approval, with the Savings Association’s Business Plan.

Business Plan.

4. Within forty-five (45) days after the Effective Date of this Order, the Board shall prepare and submit for Regional Director review and comment a new comprehensive three-year business plan that covers the calendar years 2008,2009, and 2010 (Business Plan). The Business Plan will, at a minimum, include: (i) a detailed and specific discussion of the Board’s plans and strategies to strengthen and improve the Savings Association’s operations, earnings and profitability, including plans for reducing the Savings Association’s operating expenses; (ii) a discussion of the Savings Association’s current capital position and its strategies for preserving and enhancing capital sufficient to meet the Savings Association’s capital needs under the Business Plan, adequately support the Savings Association’s risk profile, and maintain compliance with applicable regulatory capital requirements; (iii) a discussion of the Savings Association’s plans to ensure the maintenance of adequate short-term and long-term liquidity needs including a cash flow analysis that identifies anticipated funding needs and sources, and considers the level and maturity of brokered deposits and contingent liabilities, as well as the identification of alternative funding sources; (iv) quarterly pro forma financial projections (balance sheet and income statement) for each year covered by the Business Plan; and (v) identification of all relevant assumptions and projections, as well as include documentation supporting such assumptions and projections.

[2]	The term Senior Executive Officers is defined at 12 C.F.R. § 563.555.

5. The Board will make any changes to the Business Plan mandated by Paragraph 4 above required by the Regional Director within thirty (30) days after receipt and provide a copy of the revised Business Plan to the Regional Director for review. Upon receipt of approval of or non-objection to the revised Business Plan from the Regional Director, the Board shall adopt the revised Business Plan and direct Management to follow and implement the revised Business Plan. Any material modifications to the revised Business Plan shall be submitted to the Regional Director forty-five (45) days prior to implementation, unless such time period is waived in writing by the Regional Director.

6. Within forty-five (45) days after the end of each calendar quarter, beginning with the quarter ending June 30, 2008, the Board shall require Management to prepare and submit for Board review, quarterly variance reports on the Savings Association’s compliance with the approved Business Plan (Quarterly Business Plan Variance Report). The Quarterly Business Plan Variance Reports shall detail actual operating results versus projected results and shall include detailed explanations of any material deviations from the approved Business Plan and a specific description of the corrective actions or measures that have been implemented, proposed or are under consideration to correct any material deviation. A deviation shall be considered material under this Paragraph when: (i) the Savings Association engages in any material activity that is inconsistent with the approved Business Plan; or (ii) the Savings Association exceeds the level of any activity contemplated in the approved Business Plan or fails to meet target amounts established in the approved Business Plan by more than 10%, unless the activity involves assets risk weighted 50% or less, in which case a variance of more than 25% shall be deemed to be a material deviation.

7. The Board shall review the Quarterly Business Plan Variance Reports mandated by Paragraph 6 above, within sixty (60) days after the end of each calendar quarter, beginning with the quarter ending June 30, 2008, and conduct a thorough and diligent review and assessment of Management’s implementation of and the Savings Association’s compliance with the approved Business Plan. The Board’s review of the Quarterly Business Plan Variance Report shall be fully documented in the appropriate Board meeting minutes. A copy of the Quarterly Business Plan Variance Report and the Board meeting minutes detailing the Board’s review and corrective actions, if any, should be provided to the Regional Director within ten (10) days after the Board’s review.

Asset Review and Classification.

8. Within forty-five (45) days after the Effective Date of this Order, the Board shall prepare and submit for Regional Director review and comment, a written internal asset review program (Asset Review Program) that will (i) strengthen and ensure the timely identification and proper classification of problem assets; (ii) ensure that adequate and appropriate levels of the Allowance for Loan and Lease Losses (ALLL) are established and maintained; and (iii) require the preparation of individual asset resolution plans for certain assets with detailed timeframes and strategies to improve the Savings Association’s position through repayment, amortization, liquidation, and/or additional collateral. The Board will make any changes to the Asset Review Program required by the Regional Director within thirty (30) days after receipt. Thereafter, the Board shall adopt the Asset Review Program and direct Management to implement and adhere to the Asset Review Program.

9. The Asset Review Program required by Paragraph 8 of this Order shall, at a minimum, satisfy the requirements and standards set forth in: (i) 12 C.F.R. § 560.160; (ii) Section 11.G. of the Safety and Soundness Standards set forth in 12 C.F.R. Part 570—Appendix A; (iii) the December 13, 2006 Interagency Policy Statement on the Allowance for Loan and Lease Losses and Questions and Answers on Accounting for Loan and Lease Losses (OTS Chief Executive Officer (CEO) Letter No. 250); and (iv) Sections 260 and 261 of the OTS Examination Handbook. In addition, the Asset Review Program shall:

a.	be supervised by a qualified Savings Association officer who: (i) has no independent loan origination or approval authority, (ii) is independent of the appraisal preparation process, and (iii) reports directly to the Board or the Audit Committee;

b.	be adequately staffed by qualified and experienced personnel or supported by knowledgeable external personnel or third party vendors, as appropriate, to ensure comprehensive administration. monitoring and evaluation of the risks in the Savings Association’s loan portfolios;

c.	require Management to prepare and provide to the Board for review a monthly loan delinquency report that conforms to the guidance contained in the OTS Directors’” Guide to Management Reports (Delinquent Loan Report) and includes (i) a summary of all loans and leases past due 30 to 59 days, 60 to 89 days, and 90 days or more, respectively, (ii) a summary of all “nonaccrual loans by the following category types: acquisition and development, construction, acquisition/development/construction (ADC), lot loans. loans to foreign nationals, and adjustable rate first and second mortgage loans, and (iii) a list of all delinquent loans and leases over $500,000 or more than 90 days past due;

d.	ensure the proper identification and classification of assets as “loss”, “doubtful”, “substandard” or “special mention” (collectively referred to as Criticized Assets) based on an assessment of all pertinent factors affecting the likelihood that the loan will be repaid according to its terms;

e.	require Management to prepare and submit for Board review a detailed written asset resolution plan (Asset Resolution Plan) for any classified asset over $500,000, which shall include, at a minimum, details regarding the asset (borrowers, loan terms, modifications, etc.), its current status, and specific corrective actions and steps, with completion timeframes, that will be taken to resolve the asset;

f.	provide specific standards and criteria for assessing and grading the credit quality of the Savings Association’s loans and the overall quality of the loan portfolio;

g.	provide for the establishment and maintenance of adequate levels of ALLL to address credit risk in the Savings Association’s loan and lease portfolio consistent with the requirements of OTS CEO letter 250;

h.	ensure the prompt charge-off of loans. or portions of loans, where available information confirms such loans to be uncollectible;

i.	require the identification of any loan that fails to comply with the Savings Association’s loan policies and standards, or is otherwise in violation of any applicable law or regulation, including without limitation the OTS’s Loans To One Borrower (LTOB) regulation at 12 C.F.R. § 560.93; and

j.	identify reports or other information Management will be required to prepare and submit for Board review, including supplementary reports confirming for the Board the implementation and/or completion of any corrective actions required by the Board.

10. Within forty-five (45) days after the end of each calendar quarter, beginning with the quarter ending June 30, 2008, the Board shall require Management to prepare and submit for Board review, a quarterly written asset status report (Asset Status Report). The Asset Status Report shall, at a minimum, include (i) an update on the current status of all asset resolution plans (all classified assets over $500,000); (ii) an analysis of the calculation and adequacy of the ALLL and comparison to the total level of classified assets; (iii) a comparison of classified assets (using substandard, doubtful, loss and total classified assets) to core and risk based capital; (iv) a comparison of classified assets (using substandard, doubtful, loss and total classified assets) at the current quarter end with the preceding quarter; (v) a breakdown of classified assets by type (residential, acquisition and development. construction, land loans, etc.); and (vi) a discussion of Management’s actions to address the Savings Association’s Classified assets and recommendations regarding any additional actions 01’ steps that should be taken. The Board’s review of the Asset Status Report, and any corrective actions adopted by the Board, shall be fully documented in the Board meeting minutes. A copy of the Asset Status Report and the meeting minutes detailing the Board’s review shall be provided to the Regional Director within ten (10) days after the date of the Board meeting.

11. Not later than sixty (60) days after the end of each calendar year, beginning with the year 2008, the Board shall conduct an annual review of the Savings Association’s Asset Review Program, including all related policies, procedures and systems, and assess Management and the Savings Association’s compliance with the Asset Review Program and the effectiveness of the Asset Review Program. The Board shall ensure that the Asset Review Program is (i) adequately staffed; (ii) provides for the effective administration, monitoring and evaluation of the risks in the Savings Association’s loan portfolios; and (iii) remains appropriate in the event of changes in the Savings Association’s lending operations, underwriting standards, or geographic markets.

a. The Board will ensure that any corrective actions or modifications to the Asset Review Program adopted by the Board are fully implemented and adhered to by Management.

b. The Board’s review of the Asset Review Program, including any corrective actions, shall be fully documented in the Board appropriate meeting minutes. A copy of the Board meeting minutes detailing the Board’s review of the Asset Review Program and any corrective actions adopted by the Board shall be provided to the Regional Director within ten (10) days after the date of the meeting.

Liquidity.

12. The Board shall require and ensure that Management reviews the Savings Association’s liquidity on a weekly basis and assesses the Savings Association’s compliance with its liquidity policies and procedures and the liquidity-related provisions in the Business Plan required by Paragraph 4 of this Order. Management’s review shall consider:

a.	a maturity schedule of certificates of deposit, including large uninsured deposits;

b.	the volatility of demand deposits including escrow deposits;

c.	the amount and type of loan commitments and standby letters of credit;

d.	an analysis of the continuing availability and volatility of present funding sources;

e.	an analysis of the impact of decreased cash flow from the Savings Association’s loan portfolio resulting from delinquent and non-performing loans; and

f.	an analysis of the impact of decreased cash flow from the sale of loans or loan participations.

13. At each monthly Board meeting, beginning with the June 2008 meeting, the Board shall require Management to prepare and submit for Board review a written status report on the Savings Association’s compliance with its liquidity policies and procedures and the liquidity-related provisions in the Business Plan mandated by Paragraph 4 of this Order. The Board’s review of Management’s weekly reviews, and any corrective actions adopted by the Board, shall be fully documented in the Board meeting minutes and a copy of all supporting documentation and the Board minutes shall be provided to the Regional Director within ten (10) days after the date of each Board meeting.

Dividends.

14. Effective immediately, the Savings Association shall pay no dividends or make any other capital distributions, as that term is defined in 12 C.F.R. § 563.141, without receiving the prior written approval of the Regional Director. The Savings Association’s written request for such approval should be submitted to the Regional Director at least forty-five (45) days prior to the anticipated date of the proposed dividend payment or distribution of capital.

Third Party Contracts.

15. Effective immediately, the Savings Association shall comply with Thrift Bulletin 82a (TB 82a) and OTS Examination Handbook (EH) Section 310 and shall submit all third-party contracts for services outside the normal course of business to the Regional Director for prior review and approval.

Loans to One Borrower.

16. Within thirty (30) days after the Effective Date of this Order, the Board shall review its existing policies and procedures regarding compliance with the LTOB requirements set forth in 12 C.F.R. § 560.93, and amend or develop, adopt and implement such additional policies and procedures as necessary to address the weaknesses and deficiencies noted in the Savings Association’s 2007 Examination and ensure the Savings Association’s compliance with its LTOB requirements (LTOB Policies). At a minimum, the Board shall ensure that the Savings Association’s LTOB Policies mandate the aggregation and attribution of loans consistent with the common enterprise and direct benefit tests in 12 C.F.R. Part 32 and require each loan file to contain documentation and analysis sufficient to demonstrate that the Savings Association has identified all related persons, entities, interests, or arrangements and that the loan is in compliance with all requirements of 12 C.F.R. § 560.93 and 12 C.F.R. Part 32.

17. Within sixty (60) days after the Effective Date of this Order, the Board shall require Management to prepare a written action plan with specific steps and completion timeframes to correct the LTOB violations identified in the Savings Association’s 2007 Examination. The Board’s review of the LTOB written action plan, including any adopted corrective actions, shall be fully detailed in the appropriate Board meeting minutes. A copy of Management’s written LTOB action plan and the Board meeting minutes shall be provided to the Regional Director within ten (10) days after the Board meeting date.

Board Oversight.

18. Within 90 days after the Effective Date of this Order, the Board shall prepare and submit to the Regional Director a written plan to strengthen Board oversight of Management and the operations of the Savings Association (Oversight Plan). The Oversight Plan shall. at a minimum, address. consider, and include:

a.	the actions that the Board will take to improve the Savings Association’s operating and financial condition and maintain effective oversight of Management and major operations and activities including, at a minimum, the credit risk management program, including loan underwriting, documentation, and administration, internal control system, and the internal audit function; and

b.	the responsibility of and means by which the Board will monitor Management’s adherence to approved policies and procedures, and applicable laws and regulations.

19. Within sixty (60) days after the Effective Date of this Order, and thereafter. within sixty (60) days after the end of each calendar year, beginning with year 2008, the Board shall conduct a thorough review of the Savings Association’s lending function and assess the qualifications, experience and proficiency of the Savings Association’s Management and lending staff to ensure that it is adequately staffed by qualified and experienced personnel based upon the Savings Association’s lending products, operations, Business Plan and market conditions. The Board shall require Management to prepare such reports as are necessary and appropriate for the Board to conduct its review as required by this Paragraph. The Board’s review, including its determinations and any adopted corrective actions, shall be fully documented in the Board meeting minutes.

Affiliate Transactions.

20. Effective immediately, the Savings Association shall not enter into any new agreements, contracts or arrangements with its parent holding company, Federal Trust Corporation (Holding Company) or renew, amend or modify any existing agreements, contracts or arrangements with the Holding Company without receiving the prior written approval of the Regional Director.

21. Effective immediately, the Savings Association shall not engage in any transactions with the Holding Company, including but not limited to the making and receiving of any loans or the purchase or sale of any assets, without the prior written approval of the Regional Director.

Board Compliance Committee.

22. Within thirty (30) days of the Effective Date of this Order, the Board shall appoint a committee (Regulatory Compliance Committee) comprising three or more non-employee Directors to monitor and coordinate the Savings Association’s compliance with the provisions of this Order and the completion of all corrective action required in the 2007 Examination.

23. Within thirty (30) days after the end of each calendar quarter, beginning with the quarter ending June 30, 2008, the Regulatory Compliance Committee shall submit a written progress report to the Board detailing the actions taken to comply with each provision of this Order, the corrective actions required by the 2007 Examination, and the results of all such actions. The Board shall review the Regulatory Compliance Committee’s progress report and adopt a resolution (i) certifying that each director has reviewed the progress report; (ii) detailing the Savings Association’s compliance with the provisions of this Order and corrective actions contained in the 2007 Examination; (iii) identifying each instance of noncompliance; and (iv) setting forth in detail additional corrective actions or steps adopted or requited by the Board to address each instance of noncompliance.

24. Within sixty (60) days after the Effective Date of this Order, and thereafter within forty-five (45) days after the end of each calendar quarter, the Board shall submit to the Regional Director: (i) a copy of the Regulatory Compliance’ Committee’s quarterly progress report required by Paragraph 23 of this Order; and (ii) a copy of the Board resolution required by Paragraph 23 of this Order, including the Board meeting minutes. Nothing contained herein shall diminish the responsibility of the entire Board to ensure the Savings Association’s compliance with the provisions of this Order.

Effective Date, Incorporation of Stipulation.

25. This Order is effective on the Effective Date as shown on the first page. The Stipulation is made a part hereof and is incorporated herein by this reference.

Duration.

26. The Order shall remain in effect until terminated, modified or suspended, by written notice of such action by OTS, acting by and through its authorized representatives.

Time Calculations.

27. Calculation of time limitations for compliance with the terms of this Order run from the Effective Date and shall be calendar based, unless otherwise noted.

28. The Regional Director may extend any of the deadlines set forth in the provisions of this Order upon written request by the Savings Association that includes reasons in support for any such extension. Any OTS extension shall be made in writing.

Submissions and Notices.

29. All submissions, including progress reports, to the OTS that are required by or contemplated by this Order shall be submitted within the specified timeframes.

30. Except as otherwise provided herein, all submissions, requests, communications, consents or other documents relating to this Order shall be in writing and sent by first class U.S mail (or by reputable overnight carrier. electronic facsimile transmission or hand delivery by messenger) addressed as follows:

a.	To OTS:

John E. Ryan

Regional Director

1475 Peachtree St., N.E.

Atlanta, Georgia 30309

b.	To Savings Association:

Dennis Ward,

Chief Executive Officer

Federal Trust Bank

312 West First St.

Sanford, FL 32771

No Violations Authorized.

31. Nothing in this Order or the Stipulation shall be construed as allowing the Savings Association, its Board, officers or employees to violate any law, rule, regulation.

IT IS SO ORDERED.

OFFICE OF THRIFT SUPERVISION

By:
John E. Ryan
Regional Director, Southeast Region

Date: See Effective Date on page 1

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